Exhibit 99.3

CERTAIN UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger.

The unaudited pro forma condensed combined balance sheets at September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2019 and three months ended September 30, 2019 (the “Pro Forma Financials”) have been derived from the following sources:

Aytu BioScience, Inc.

●	Unaudited consolidated balance sheet and statement of operations as of and for the three months ended September 30, 2019; and

●	Audited consolidated statement of operations for the year ended June 30, 2019.

Pediatric Product Portfolio of Cerecor, Inc. (a/k/a “Cerecor Transaction”)

●	Audited abbreviated statement of net assets acquired and liabilities assumed of the Pediatric Product Portfolio of Cerecor, Inc. as of September 30, 2019; and

●	Unaudited abbreviated statements of net revenues and direct expenses for the acquired Pediatric Product Portfolio of Cerecor, Inc. for the three months ended September 30, 2019 and year ended June 30, 2019.

Innovus Pharmaceuticals, Inc.

●	Unaudited condensed combined balance sheet and statement of operations as of and for the three months ended September 30, 2019; and

●	Unaudited condensed combined statement of operations for the year ended June 30, 2019.

●	Unaudited condensed combined statement of operations for the nine months ended September 30, 2019.

●	Unaudited condensed combined statement of operations for the six months ended June 30, 2019.

●	Audited consolidated statements of net revenues and direct expenses for the Innovus for the year ended December 31, 2018

●	Unaudited condensed combined statements of operations for Innovus for the six months ended June 30, 2018

The preliminary unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2019 and year ended June 30, 2019 give effect to these transactions as if they had occurred as of July 1, 2018. The preliminary unaudited pro forma condensed combined balance sheet as of September 30, 2019 give effect to these transactions as if they had occurred on September 30, 2019.

Unaudited Pro Forma Condensed Combined Balance Sheet (In thousands)

	As of September 30, 2019 (In thousands, except share amounts)
	Aytu BioScience, Inc.	Cerecor Transaction	Pro Forma Adj. (Cerecor)		Combined Aytu BioScience & Cerecor Transaction	Innovus Pharma, Inc.	Pro Forma Adj. (Innovus)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$7,014	–	$(4,500)	(a)	$2,514	$955	$(500)	(i)	$2,969
Restricted cash	250	–	–		250	–	–		250
Other current assets	4,718	1,788	2,962	(b)	9,648	3,398	(1,000)	(j)	11,866
Total current assets	11,982	1,788	(1,538)		12,232	4,353	(1,500)		15,085

Intangible asset, net	18,293	23,834	(1,134)	(c)	40,993	3,378	–		44,371
Goodwill	–	–	15,388	(d)	15,388	953	21,489	(k)	37,830
Other non-current assets	749	–	–		749	830	–		1,579
Total long-term assets	19,042	23,834	14,254		57,130	5,161	21,489		83,780

Total assets	$31,024	$25,622	$12,716		$69,362	$9,514	$19,989		$98,865

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,863	6,373	(52)	(b)	10,184	$4,080	–		$14,264
Accrued compensation	1,002	–	–		1,002	1,341	–		2,343
Notes, loans payable, current portion of fixed payment obligations	–	1,050	1,840	(e)	2,890	3,315	(1,000)	(l)	5,205
Current contingent consideration	1,237	1,237	(1,237)	(c)	1,237	–	2,000	(m)	3,237
Total current liabilities	6,102	8,660	551		15,313	8,736	1,000		25,049

Long-term contingent consideration	22,272	6,236	(6,236)	(f)	22,272	1,248	–		23,520
Long-term fixed payment obligations	–	14,255	(14,255)	(e)	–	–	–		–
Other long-term liabilities	326	–	23,567	(e)	23,893	1,526	–		25,419
Total liabilities	28,700	29,151	3,627		61,478	11,510	1,000		73,988

Commitments and contingencies

Total stockholders’ equity	2,324	(3,529)	9,089		7,884	(1,996)	18,989		24,877

Total liabilities and stockholders’ equity	$31,024	$25,622	$12,716		$69,362	$9,514	$19,989		$98,865

See accompanying Notes to the Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended September 30, 2019

(In thousands, except per share data)

	Three Months Ended September 30, 2019
	Aytu BioScience, Inc.	Cerecor Transaction	Pro Forma Adjustments		Combined Aytu BioScience & Cerecor Transaction	Innovus Pharma, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues
Product revenue, net	$1,440	3,412	–		$4,852	$5,648	$-		$10,500
Service revenue, net	–	–	–		-	107	-		107
Total product revenue	1,440	3,412	–		4,852	5,755	-		10,607

Operating expenses
Cost of sales	376	1,303	–		1,679	2,215	–		3,894
Research and development	78	–	–		78	86	–		164
Selling, general and administrative	5,146	2,458	–		7,604	5,152	(400)	(n)	12,356
Amortization of intangible assets	575	703	(135)	(g)	1,143	–	–		1,143
Total operating expenses	6,175	4,464	(135)		10,504	7,453	(400)		17,557

Loss from operations	(4,735)	(1,052)	(135)		(5,652)	(1,698)	400		(6,950)

Other (expense) income
Other (expense), net	(195)	–	(394)	(g)	(589)	(538)	–		(1,127)
Gain from warrant derivative liability	2	–	–		2	–	–		2
Total other (expense) income	(193)	–	(394)		(587)	(538)	–		(1,125)

Net loss	$(4,928)	(1,052)	(529)		$(6,239)	$(2,236)	$400		$(8,075)

Weighted average number of common shares outstanding	15,325,921	–	–		15,325,921	2,759,771	1,051,344	(o)	19,136,382

Basic and diluted net loss per common share	$(0.32)				$(0.41)	$(0.81)			$(0.42)

See accompanying Notes to the Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed COMBINED Statement of Operations

Year Ended June 30, 2019

(in thousands, except per share data)

	Year Ended June 30, 2019
	Aytu BioScience, Inc.	Cerecor Transaction	Pro Forma Adjustments		Combined Aytu BioScience & Cerecor Transaction	Innovus Pharma, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues
Product revenue, net	$7,315	12,434	–		$19,749	$23,150	–		$42,899
Cooperative marketing revenue, net		–	–		-	519	–		519
Service revenue, net	6	–	–		6	675	–		681
Total product revenue	7,321	12,434	–		19,755	24,344	–		44,099

Operating expenses
Cost of sales	2,202	4,899	–		7,101	6,256	–		13,357
Research and development	589	–	–		589	274	–		863
Selling, general and administrative	18,888	10,034	–		28,922	23,362	(2,000)	(n)	50,284
Selling, general and administrative - related party	352		–		352	–	–		352
Amortization of intangible assets	2,136	3,126	(856)	(g)	4,406	–	–		4,406
Impairment of intangible assets	–	1,449	(1,449)	(h)	–	–	–		–
Total operating expenses	24,167	19,508	(2,305)		41,370	29,892	(2,000)		69,262

Loss from operations	(16,846)	(7,074)	2,305		(21,615)	(5,548)	2,000		(25,163)

Other (expense) income
Other (expense), net	(536)	–	(1,482)		(2,018)	(1,838)	–		(3,856)
(Loss) / gain from change in fair value of contingent consideration	(9,831)	(494)	–		(10,325)	191	–		(10,134)
(Loss) on extinguishment of debt	–	–	–		–	(1,163)	–		(1,163)
Gain from warrant derivative liability	81	–	–		81	–	–		81
Total other (expense) income	(10,286)	(494)	(1,482)		$(12,262)	(2,810)	–		(13,590)

Net loss	$(27,132)	$(7,568)	$823		$(33,877)	$(8,358)	$2,000		$(40,235)

Weighted average number of common shares outstanding	7,794,489	–	–		7,794,489	2,700,000	1,110,461	(o)	11,604,950

Basic and diluted net loss per common share	$(3.48)				$(4.35)	$(3.10)			$(3.43)

See accompanying Notes to the Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In thousands, except per share information)

Note 1. Basis of Presentation

The historical consolidated financial statements of Aytu BioScience, Inc. (the “Company”) have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combinations.

While Aytu will account for the business combinations under the acquisition method of accounting in accordance with ASC Topic 805 Business Combinations (“Topic 805”), Aytu has not completed the estimation of the fair value of assets acquired or liabilities assumed (the “Cerecor Transaction”) and the merger with Innovus (the “Innovus Merger”) subject to shareholder approval. Accordingly, the preliminary pro forma condensed combined balance sheet as presented currently has not been fully adjusted in accordance with Topic 805. Any adjustments reflect information currently available to Aytu today, such as certain loans between Aytu and Innovus, estimates of certain fixed minimum future payments or the estimated modifications to goodwill, which exclude the current estimated and expected adjustments upon applying purchase accounting in accordance with Topic 805.

The combined preliminary pro forma condensed combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of both the (i) Cerecor Transaction and the (ii) Innovus Merger as a result of restructuring activities and other planned cost savings initiatives following the completion and integration of the business combinations.

Pediatric Portfolio Date Compilation for Pro Forma Financial Information

As the Pediatrics Product Portfolio of Cerecor, Inc. (the “Pediatric Portfolio”) reported on a December 31 year end, in preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2019, the Company updated the annual income statement of the Pediatric Portfolio to reflect a twelve-month period ended June 30, 2019.

These were obtained by taking the (i) audited abbreviated statements of net revenues and direct expenses for the acquired Pediatric Portfolio for the nine months ended September 30, 2019, less the net revenues and direct expenses for Pediatric Portfolio for the three month period ended September 30, 2019, and adding these amounts to the (ii) audited abbreviated statements of net revenues and direct expenses for the acquired Pediatric Portfolio for the year ended December 31, 2018, less the net revenues and direct expenses for the acquired Pediatric Portfolio for the abbreviated period prior to July 1, 2018.

Innovus Financial Data Compilation for Pro Forma Financial Information

As Innovus reported on a December 31 year end, in preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2019, the Company updated the annual income statement of the Innovus to reflect a twelve-month period ended June 30, 2019.

These were obtained by taking the (i) unaudited condensed combined statement of operations for Innovus for the six months ended June 30, 2019, and adding these amounts to the (ii) audited consolidated statements of net revenues and direct expenses for the Innovus for the year ended December 31, 2018, less the unaudited condensed combined statements of operations for Innovus for the six months ended June 30, 2018.

Note 2. Financing Transactions

Cerecor Transaction

On November 1, 2019, the Company completed the Cerecor Transaction, acquiring a portfolio of pediatric products from Cerecor, Inc. for (i) $4.5 million in cash and (ii) $12.5 million in Series G Preferred Stock.

Innovus Merger

On September 12, 2019, the Company entered into an Agreement and Plan of Merger with Innovus Pharmaceuticals, Inc. (“Innovus) (the “Innovus Merger”). On February 13, 2020, the shareholders of both companies approved the Innovus Merger, which formally closed on February 14, 2020. The Merger consideration constituted (i) approximately 3.8 million shares of Aytu common stock at close, (ii) up to $16 million of contingent value rights (“CVRs”) with the potential settlement from the issuance of up to a maximum of 4.0 million shares of Aytu common stock underlying the CVRs or cash at the option of the Company, and an estimated 2.3 million shares underlying the issuance of the Series H convertible preferred stock or other underlying stock warrants contemplated by the transaction.).

Note 3. Estimated Purchase Price Consideration

Generally accepted accounting principles in the United States (“GAAP”) requires that Company’s assess whether the Company’s common stock, even if traded on a nationally listed exchange, is indicative of fair value. After careful analysis, due relatively thin daily trading volumes, the Company determined that the best indicator of fair value is the most recent offering price. The fair value of the Company’s common stock is determined based upon the estimated transaction price as a result of the Company’s most recently completed private placement offering on October 11, 2019, which was valued at $0.567 per share.

Cerecor Transaction

The following table provides the value of consideration transferred upon the November 1, 2019 closing of the Cerecor transaction:

Estimated Consideration at Close
Closing Shares Estimated Value
Total shares of Aytu Series G Preferred Stock issued on November 1, 2019	9,805,845
Estimated fair value per share of Aytu Series G Preferred Stock (see Note 3)	$0.567
Estimated value of Aytu Series G Preferred Stock issued at November 1, 2019	$5,559,914

Cash Consideration
Total cash consideration transferred at November 1, 2019	4,500,000

Estimated Value of Consideration Transferred	$10,059,914

Innovus Merger

The preliminary estimated purchase price is estimated as if the transaction had closed on February 14, 2020 and includes estimates as to the final total number of shares of Aytu common stock expected to either be issued at close, or registered to satisfy future potential issuances post-close. Accordingly, the amounts presented in the table below are likely to change upon the closing of the merger.

Estimated Consideration at Close
Closing Shares Estimated Value
Estimated shares to be issued at Close	3,810,463
Estimated fair value of Aytu common stock (see Note 3)	$0.567
Estimated value of Aytu common stock issued at close	$2,160,533

Value of CVRs (Assuming 100% Milestone Achievement) (f)
Minimum CVR Value (Assuming 100% Milestone Achievement)	$16,000,000

Other Shares of Aytu Common Stock Related to the Merger (҂)
Estimated potential number of shares of Aytu Common stock	2,266,619
Estimated fair value of Aytu common stock	$0.567
Estimated value of other shares issued at close related to the merger	$1,285,173

Estimated Value of Consideration Transferred	$19,445,706

(f) – Assumes 100% achievement for all Contingent Value Rights (“CVRs”) pursuant to the Contingent Value Rights Agreement (Exhibit B to the “Agreement and Plan of Merger” dated September 12, 2019). There is no guarantee that such CVRs will be achieved.

(҂) – Such estimate is subject to change due to the multiple variables involved in ultimately calculating the number of shares to be issued, including (a) the Company’s stock price; (b) the fair value of CVRs and their impact on valuations which determine certain shares to be issued to satisfy certain outstanding warrants, and (c) other inputs to certain warrant valuations that will not be determined until the date the Innovus Merger closes.

Note 4. Preliminary purchase price allocation

Cerecor Transaction. The following table provides the initial estimated purchase price allocation as of November 1, 2019 closing date. The Company has obtained and completed the initial third-party valuation of the assets acquired and liabilities assumed from the Cerecor Transaction. However, all amounts are subject to a twelve-month measurement period from the November 1, 2019 close date to October 31, 2020 as new information arises, resulting in potential adjustments to amounts reflected below.

Purchase Price Allocation	Estimated Purchase Price Allocation (in thousands)
Estimated consideration to be transferred	10,060

Total Assets Acquired
Cash and cash equivalents	–
Other current assets	4,750
Intangible assets	22,700
Other non-current assets	–
Total identifiable assets	27,450

Total liabilities assumed
Accrued liabilities	6,320
Current portion of fixed payment obligations	2,890
Other long-term liabilities	23,567
Total identifiable liabilities	32,778

Total pro forma goodwill	15,388

Innovus Merger. The Innovus Merger was approved by the shareholders of both the Company and Innovus on February 13, 2020, prior to the furnishing of this Form 8-K. Accordingly, the Company has not yet started the process of identifying and valuing the assets acquired and liabilities assumed. However, the Company has included those net assets as reported by Innovus on its September 30, 2019 Form 10-Q, furnished November 14, 2019, the most recent balance sheet that Innovus furnished with the Securities and Exchange Commission.

Purchase Price Allocation	Estimated Purchase Price Allocation (in thousands)	Notes
Estimated consideration to be transferred	19,446	(1)

Total Assets Acquired
Cash and cash equivalents	955
Other current assets	3,398
Intangible assets	3,378
Other non-current assets	1,783
Total identifiable assets	9,514

Total liabilities assumed
Accounts payable and accrued liabilities	4,080
Accrued compensation	1,341
Notes payable	2,315
Long-term contingent consideration	3,248
Other long-term liabilities	1,526
Total identifiable liabilities	12,510

Total pro forma goodwill	22,442

(1)	The estimated consideration transferred is an estimate both regarding the ultimate fair value of the Company’s common stock at the time of close, as well as the total number of shares of the Company’s common stock either issued at close or underlying other securities transferred at the time of close.

Note 5. Pro Forma Adjustments

The preliminary pro forma adjustments are based on the Company’s estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated combined financial information:

Cerecor Transaction

(a)	Represents the $4.5 million of cash consideration transferred as part of the Cerecor Transaction purchase price.

(b)	Represents adjustments to reflect fair value of acquired net assets including: (i) inventory and prepaid expenses, as well as estimated amounts relating to certain future product returns related to products sold prior to November 1, 2019. that Cerecor, Inc. agreed-to reimburse the Company; and (ii) adjustment to reflect the fair value of certain operating liabilities assumed by the Company as part of the Cerecor Transaction. Such amounts include estimates by the Company and are subject to potential future adjustments over the twelve-month measurement period.

(c)	Represents the adjustment to the fair value of identifiable intangible assets acquired by the Company at November 1, 2019. The fair value of the acquired intangible assets comprised of product technology rights is estimated at approximately $22.7 million, and subject to change if new information or analysis during the twelve month measurement period through October 31, 2020 arises.

(d)	Represents the preliminary estimated goodwill, which represents the excess purchase price over the fair value of the Cerecor transaction (see Note 4). As noted previously, the valuation of the assets acquired and liabilities assumed is subject to adjustment during the twelve month measurement period.

(e)	Represents adjustments to reflect the fair value of the current and long-term portions of the assumed fixed payment obligations related to certain product royalties or deferred payment obligations from a previous corporate acquisition involving the acquired Pediatric Portfolio.

(f)	Represents the reduction in the fair value of contingent consideration obligations to $0.00 based on upon the Company’s assessment as to the probability that such milestones will be achieved. In addition, the Company reclassified the nature of the fixed payment obligations, eliminating the debt line item.

(g)	Represents adjustments to reflect the impact on amortization and accretion expense resulting from the estimated fair values of amortizable intangible assets acquired and assumed fixed payments obligations at November 1, 2019.

(h)	Impairment charges as reported by Cerecor, Inc. in the historical, audited abbreviated financial statements as filed in Exhibit 99.1 to this Current Report on Form 8-K/A are not specific to the identified assets acquired, and therefore the circumstances under which such impairment charges were recognized are not reflective of the Cerecor Transaction on a pro forma basis.

Innovus Merger

(i)	Represents approximately $100,000 in cash consideration paid to certain key members of Innovus executive team and approximately $400,000 in severance to be paid to a parting executive of Innovus.

(j)	Represents the elimination of the $1.0 million note between Aytu and Innovus that the parties agreed to in August 2019

(k)	Represents the preliminary estimated goodwill, which represents the excess purchase price over the fair value of the pending Innovus merger (see Note 4).

(l)	Represents the elimination of the $1.0 million note between Aytu and Innovus that was entered into in August 2019.

(m)	Represents the potential cash outflows related to the potential satisfaction of Contingent Value Rights relating to revenue targets established in the Agreement and Plan of Merger with Innovus Pharmaceuticals, Inc. on September 12, 2019.

(n)	Represents the estimated expected cost savings and efficiencies to be realized within the first fiscal year post-close, due to the elimination or reduction in salaries or headcount, and elimination of various public company related activities such as accounting, legal or investor relations.

(o)	Represents the pro forma weighted average shares outstanding at the end of both the three months ended June 30, 2019 and three months ended September 30, 2019, excluding any future or potential transactions or offerings.